UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2005

SIMCLAR, INC.

(Exact name of registrant as specifıed in its charter)

Florida	0-14659	59-1709103

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifıcation No.)

2230 West 77th Street, Hialeah, Florida	33016

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (305) 556-9210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

David L. Watts, Chief Financial Officer and Secretary of Simclar, Inc., has notified the Company that he will retire as an officer and employee of the Company effective April 15, 2005. The Company expects to announce the appointment of a new Chief Financial Officer before the effective date of Mr. Watts' retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simclar, Inc.

Date: February 28, 2005	By:	/s/ Barry J. Pardon
Barry J. Pardon, President